                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  January 30, 1997


                                 McLEOD, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                     0-20763                  58-421407240
----------------------------         -----------              --------------
(State or Other Jurisdiction         (Commission              (IRS Employer
of Incorporation)                    File Number)             Identification
                                                              Number)


221 Third Avenue SE, Suite 500, Cedar Rapids, IA                 52401
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(Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code:  (319) 364-0000


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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events
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Acquisition of Digital Communications of Iowa, Inc.

         On January 30, 1997, McLeod, Inc. (the "Company") acquired Digital Communications of Iowa, Inc., an Iowa corporation ("Digital"), pursuant to the terms of an Agreement and Plan of Reorganization, dated as of January 27, 1997 (the "Agreement"), by and among Digital, the Company and certain shareholders of Digital. Pursuant to the Agreement, Digital was merged with McLeod 1997 Merging Co. (a newly formed Iowa corporation which was organized as a wholly owned subsidiary of the Company) in a reverse triangular merger (the "Merger"), with Digital as the surviving corporation of the Merger, and the outstanding shares of Digital Common Stock were converted into the right to receive shares of the Company's Class A Common Stock. The shareholders of Digital received an aggregate of 84,428 shares of the Company's Class A Common Stock (the "Offered Shares") in the Merger in exchange for their shares of Digital Common Stock.
The aggregate value of the Offered Shares was approximately $2.3 million, based on the average closing sales price of the Class A Common Stock on the Nasdaq National Market at the time of the transaction. Digital sells, installs and services telephone systems primarily to small businesses in eastern Iowa.

         Clark E. McLeod, a director, executive officer and significant stockholder of the Company, and Mary E. McLeod, a significant stockholder of the Company, were significant shareholders of Digital. Mr. McLeod served as a director of Digital. A Special Committee of the Board of Directors of the Company, consisting of disinterested directors, approved the Merger as fair to, and in the best interests of, the stockholders of the Company. Prior to January 30, 1997, the Company rented facilities and equipment and purchased maintenance and installation services from Digital and paid Digital commission on local and long distance sales to customers of Digital.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and is
                             ---------
incorporated herein by reference.

Proposed Private Debt Offering

         On February 18, 1997, the Company issued a press release announcing that it plans to raise approximately $200 million in a proposed private offering of senior discount notes due 2007 (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933), (ii) to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the

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Securities Act of 1933) and (iii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933. Enclosed as Exhibit 99 to this Current Report on
                                    ----------
Form 8-K is the text of the February 18, 1997 press release.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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            (c)  Exhibits.

2. Agreement and Plan of Reorganization, dated as of January 27, 1997, by and among Digital Communications of Iowa, Inc., McLeod, Inc., and certain shareholders of Digital Communications of Iowa, Inc.

99. Press Release, dated February 18, 1997, regarding the Company's intent to raise up to $200 million in a proposed private offering of senior discount notes due 2007.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  February 21, 1997                McLEOD, INC.



                                        By:  /s/ Stephen C. Gray
                                        ---------------------------
                                            Stephen C. Gray
                                            President and Chief Operating
                                             Officer

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                                 EXHIBIT INDEX


                                                           Page Number in
Exhibit Number                    Exhibit           Sequential Numbering System
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     2.            Agreement and Plan of Reorganization,
                   dated as of January 27, 1997, by and
                   among McLeod, Inc., Digital
                   Communications of Iowa, Inc., and
                   certain shareholders of Digital
                   Communications of Iowa, Inc.

     99.           Press Release, dated February 18, 1997,
                   regarding the Company's intent to raise
                   up to $200 million in a proposed
                   private offering of senior discount
                   notes due 2007.

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